     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2000
                                                     REGISTRATION NO. 333-91123
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                    TO FORM S-4 REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933*

                            ------------------------

                             DELHAIZE AMERICA, INC.
             (Exact Name of Registrant as specified in its charter)

                    NORTH CAROLINA                                                        56-0660192
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                            ------------------------
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
          (Address, including zip code, of principal executive offices)

                              --------------------
                   HANNAFORD BROS. CO. 1998 STOCK OPTION PLAN
                       HANNAFORD BROS. CO. 1988 STOCK PLAN
         HANNAFORD BROS. CO. STOCK OWNERSHIP PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plans)

                              --------------------
                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                                  P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                         SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
 (Name, address and telephone number, including area code, of agent for service)

                              --------------------
                                    COPY TO:
                                STEPHEN E. OLDER
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 872-1000

                              --------------------
                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES             AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM              AMOUNT OF
TO BE REGISTERED                REGISTERED        PRICE PER SHARE(1)           AGGREGATE OFFERING PRICE(1)   REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Class A common stock, par         4,188,000               $16.00                    $67,008,000              $16,170.95
value $0.50 per share
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, using the average of the high and low sale prices of a share of Delhaize America Class A common stock on the New York Stock Exchange on July 25, 2000, as reported in published financial sources.

(2) The filing fee with respect to 359,649 of the 4,188,000 shares of the Registrant's Class A common stock to be registered hereunder has been previously paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (File No. 333-91123) with the Securities and Exchange Commission. Accordingly, the registration fee has been calculated based on the additional 3,828,351 shares of the Registrant's Class A common stock being registered.

* Filed as a post-effective amendment on Form S-8 to such Form S-4 Registration Statement (No. 333-91123) pursuant to the procedure described herein. See "Explanatory Note".

                                EXPLANATORY NOTE

         Delhaize America, Inc., a North Carolina corporation ("Delhaize America" or the "Registrant"), hereby amends its Registration Statement on Form S-4 (No. 333-91123), declared effective on January 4, 2000 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8, relating to 4,188,000 shares of Class A common stock, $.50 par value per share, of Delhaize America, issuable upon the exercise of options to purchase shares of Delhaize America Class A common stock pursuant to the provisions of (i) the Hannaford Bros. Co. 1998 Stock Option Plan (the "1998 Stock Option Plan"), (ii) the Hannaford Bros. Co. 1988 Stock Plan (the "1988 Stock Plan"), and (iii) the Hannaford Bros. Co. Stock Ownership Plan for Outside Directors (the "Stock Ownership Plan for Outside Directors," and together with the 1998 Stock Option Plan and the 1988 Stock Plan, the "Stock Option Plans"), which were assumed by Delhaize America (along with all outstanding stock options granted thereunder) upon the effectiveness of the merger (the "Merger") of FL Acquisition Sub, Inc., a Maine corporation wholly owned by Delhaize America ("Merger Subsidiary"), with and into Hannaford Bros. Co., a Maine corporation ("Hannaford"), with Hannaford surviving as a wholly owned subsidiary of Delhaize America, pursuant to the provisions of the Agreement and Plan of Merger, dated as of August 17, 1999, as amended, among Delhaize America, Hannaford and Merger Subsidiary.

         Prior to the effective time of the Merger:

         - stock options granted under the 1998 Stock Option Plan related to shares of Hannaford common stock, which shares had been registered by Hannaford under a Registration Statement on Form S-8 (No. 33-53109);

         - stock options granted under the 1988 Stock Plan related to shares of Hannaford common stock, which shares had been registered by Hannaford under a Registration Statement on Form S-8 (No. 33-60655); and

         - stock options granted under the Stock Ownership Plan for Outside Directors related to shares of Hannaford common stock, which shares had been registered by Hannaford under a Registration Statement on Form S-8 (No. 33-60691).

         The designation of this Post-Effective Amendment No. 1 as Registration No. 333-91123 denotes that this Post-Effective Amendment relates only to the shares of Delhaize America Class A common stock issuable upon exercise of options under the Stock Option Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Delhaize America with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (1) Delhaize America's Annual Report on Form 10-K for the year ended January 1, 2000;

        (2) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000;

        (3) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended June 17, 2000; and

        (4) The description of Delhaize America's Class A common stock included under the heading "Description of Common Stock" on pages 1-3 of Delhaize America's Registration Statement on Form 8-A filed with the Commission on March 1, 1984, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on December 18, 1987, as amended by Delhaize America's Registration Statement on Form 8-A filed with the Commission on September 2, 1999, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on September 3, 1999.

         In addition to the foregoing, all documents subsequently filed by Delhaize America pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         Delhaize America's bylaws provide for the indemnification of any director or officer of the company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the company.

         Delhaize America's articles of incorporation provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by law.

         Delhaize America maintains directors' and officers' liability insurance, under which any controlling persons, director or officer of the company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by Section 10
                               (a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) To include any material information with
                               respect to the plan of distribution not
                               previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on July 31, 2000.

                                                DELHAIZE AMERICA, INC.

                                                By:  /s/ R. William McCanless
                                                     -------------------------
                                                      R. William McCanless
                                                      President and Chief
                                                      Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Delhaize America, Inc. hereby constitutes and appoints R. William McCanless and Joseph C. Hall, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


                  SIGNATURE                                           TITLE                                  DATE

           /s/ R. William McCanless              President and Chief Executive Officer, Director         July 31, 2000
           ------------------------
             R. William McCanless                         (Principal Executive Officer)

          /s/ Pierre-Olivier Beckers                     Chairman of the Board, Director                 July 31, 2000
          --------------------------
            Pierre-Olivier Beckers

       /s/ Dr. Jacqueline K. Collamore                              Director                             July 31, 2000
       -------------------------------
         Dr. Jacqueline K. Collamore

    /s/ Jean-Claude Coppieters t' Wallant                           Director                             July 31, 2000
    -------------------------------------
      Jean-Claude Coppieters t' Wallant

           /s/ William G. Ferguson                                  Director                             July 31, 2000
           -----------------------
             William G. Ferguson

         /s/ Dr. Bernard W. Franklin                                Director                             July 31, 2000
         ---------------------------
           Dr. Bernard W. Franklin

              /s/ Joseph C. Hall                  Director, Senior Vice President of Operations          July 31, 2000
              ------------------
                Joseph C. Hall

            /s/ Margaret H. Kluttz                                  Director                             July 31, 2000
            ----------------------
              Margaret H. Kluttz

             /s/ Dominique Raquez                                   Director                             July 31, 2000
             --------------------
               Dominique Raquez

              /s/ Pierre Dumont                                     Director                             July 31, 2000
              -----------------
                Pierre Dumont

              /s/ Laura Kendall                    Vice President of Finance, Chief Financial            July 31, 2000
              -----------------
                Laura Kendall                        Officer (Principal Accounting Officer)

                                      II-5


           ------------------------
              Hugh G. Farrington                             Vice Chairman of the Board, Director

                                INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:


     EXHIBIT
     NUMBER                                 EXHIBIT
     -------                                -------

        4.1           Articles of Incorporation, together with all amendments thereto (through May 5, 1988), which are incorporated by reference to Exhibit 3(a) to Delhaize America's Annual Report on Form 10-K dated
                      March 24, 1992

        4.2           Articles of Amendment to Articles of Incorporation, which are incorporated by reference to
                      Exhibit 3.1 to the Company's Current Report on Form 8-K dated September 7, 1999

        4.3           Bylaws of the Company effective September 7, 1999, which are incorporated by reference to Exhibit
                      3.2 of the Company's Current Report on Form 8-K dated September 7, 1999

        4.4           Hannaford Bros. Co. 1998 Stock Option Plan, which is incorporated herein by reference to Exhibit
                      4.4 to Hannaford's Registration Statement on Form S-8 filed with the SEC on May 20, 1998

        4.5           Hannaford Bros. Co. 1988 Stock Plan, which is incorporated herein by reference to Exhibit 4.5 to
                      Hannaford's Registration Statement on Form S-8 filed with the SEC on June 28, 1995

        4.6           Hannaford Bros. Co. Stock Ownership Plan for Outside Directors, which is incorporated herein by reference to Exhibit 4.5 to Hannaford's Registration Statement on Form S-8 filed with the SEC on
                      June 29, 1995

         5            Opinion of Robinson, Bradshaw & Hinson, P.A. regarding validity of the securities to be registered

       23.1           Consent of Robinson, Bradshaw & Hinson, P.A. (included in the opinion filed as Exhibit 5 to this
                      Registration Statement)

       23.2           Consent of Independent Accountants, PricewaterhouseCoopers LLP

        24            Power of Attorney (included in the signature page of this Registration Statement)
